UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

                Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 28, 2008

Commission file number: 033-74194-01

REMINGTON ARMS COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	51-0350935
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

870 Remington Drive

P.O. Box 700

Madison, North Carolina 27025-0700

(Address of principal executive offices)

(Zip Code)

(336) 548-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K has 5 pages.

ITEM 1.01 Entry Into a Material Definitive Agreement

In connection with the closing of the Marlin Acquisition, as defined and described in more detail under Item 2.01 of this Current Report on Form 8-K, Remington Arms Company, Inc. (“Remington”) entered into the Joinder Agreement and Supplement to Amended and Restated Credit Agreement (the “Joinder Agreement”) on January 28, 2008, by and among Remington and RA Brands, L.L.C., as the existing borrowers, The Marlin Firearms Company (“Marlin”) and H&R 1871, LLC (“H&R”), as the new borrowers, Wachovia Bank, National Association (“Wachovia”), in its capacity as administrative and collateral agent for various financial institutions (the “Lenders”), and such Lenders. Pursuant to the Joinder Agreement, each of Marlin and H&R became a “Borrower” under that certain Amended and Restated Credit Agreement by and among Remington, Wachovia, certain subsidiaries of Remington, and the lenders from time to time a party thereto, dated March 15, 2006 and as amended on May 31, 2007 and November 13, 2007.

ITEM 2.01 Completion of Acquisition or Disposition of Assets.

On January 28, 2008 (the “Marlin Closing Date”), Remington completed its acquisition of all of the outstanding shares of Class A and Class B Common Stock (collectively, the “Shares”) of Marlin, from the shareholders of Marlin (collectively, the “Marlin Sellers”) pursuant to a stock purchase agreement (the “Marlin Stock Purchase Agreement”) dated as of December 21, 2007 by and among Marlin, Remington, the Marlin Sellers party thereto, and Frank Kenna, III, solely in his capacity as the Shareholders’ Representative (the “Marlin Acquisition”). The Marlin Acquisition includes Marlin’s 100% ownership interest in H&R.

The total purchase price for the Marlin Acquisition is estimated to be approximately $47.6 million (the “Purchase Price”), subject to certain Purchase Price reductions. The following is a summary of certain material transactions related to the closing of the Marlin Acquisition:

•

Remington purchased the Shares and paid other related fees and expenses associated with the Marlin Acquisition with available cash on hand, funds available under existing credit facilities and an equity contribution provided by American Heritage Arms, Inc. to Remington through Remington’s parent, RACI Holding, Inc. American Heritage Arms, Inc. owns 100% of RACI Holding, Inc.

•

Remington paid the Marlin Sellers aggregate consideration of $36.0 million (the “Consideration”), of which $5.2 million was deposited into an escrow account to secure certain indemnity obligations of the Marlin Sellers under the Marlin Stock Purchase Agreement (the “Escrow Amount”). Any unused portion of the Escrow Amount will be released to the Marlin Sellers in two equal portions on two dates that are twelve and eighteen months following the Marlin Closing Date.

•	Remington paid approximately $5.3 million of Marlin Acquisition-related fees and expenses.
•

At the Marlin Closing Date and on behalf of Marlin, Remington repaid approximately $6.3 million of borrowings under the Marlin Amended and Restated Commercial Revolving Line of Credit Agreement between Marlin and Webster Bank, National Association.

•

The Consideration includes a reduction of $2.8 million in respect of an estimate of underfunding of Marlin’s pension plan as of the Marlin Closing Date. If the actual amount of the underfunding of the Marlin pension plan as of the Marlin Closing Date is less than $2.8 million as finally determined, Remington will increase the Consideration paid to the Marlin Sellers by the amount of such difference.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

Remington intends to file by amendment to this Current Report on Form 8-K any required financial statements relating to the Marlin Acquisition no later than 71 calendar days after the date that this Current Report on Form 8-K must be filed.

(b)	Pro Forma Financial Information

Remington intends to file by amendment to this Current Report on Form 8-K any required pro forma financial information relating to the Marlin Acquisition no later than 71 calendar days after the date that this Current Report on Form 8-K must be filed.

(d)	Exhibits

Exhibit No.	Description of Exhibit
2.1

Stock Purchase Agreement, dated as of December 21, 2007, by and among The Marlin Firearms Company, Remington Arms Company, Inc., certain shareholders of The Marlin Firearms Company listed on the signature pages thereto, and Frank Kenna, III, solely in his capacity as the Shareholders’ Representative, incorporated by reference to Exhibit 10.1 filed with Remington’s Current Report on Form 8-K filed on December 28, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REMINGTON ARMS COMPANY, INC. /s/ Stephen P. Jackson, Jr. ——————————————————— Stephen P. Jackson, Jr. Chief Financial Officer, Treasurer and Corporate Secretary (Principal Financial Officer)

February 1, 2008

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
2.1

Stock Purchase Agreement, dated as of December 21, 2007, by and among The Marlin Firearms Company, Remington Arms Company, Inc., certain shareholders of The Marlin Firearms Company listed on the signature pages thereto, and Frank Kenna, III, solely in his capacity as the Shareholders’ Representative, incorporated by reference to Exhibit 10.1 filed with Remington’s Current Report on Form 8-K filed on December 28, 2007.